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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1999, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Oglebay Norton Company for the registration of $100,000,000 10% Senior Subordinated Notes due 2009.



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio

May 12, 1999